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                                                                     EXHIBIT 4.3


                           ARENA PHARMACEUTICALS INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


        THIS INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____ day of November, 1997, by and between ARENA PHARMACEUTICALS INC., a Delaware corporation (the "Company"), TRIPOS, INC., a Utah corporation ("Tripos"), and EACH OF THOSE PERSONS, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as Schedule A (such persons and entities, including Tripos, are hereinafter collectively referred as "Investors" and each individually as "Investors"). This Agreement shall be amended without further action by the parties hereof in order to include as "Registrable Securities" (as hereinafter defined) the additional shares of Series A Preferred Stock issued pursuant to that certain Series A Purchase Agreement dated June 30, 1997 ("Series A Purchase Agreement") and the additional shares of Series B Preferred Stock issued pursuant to that certain Series B Stock Purchase Agreement of even date the ("Series B Purchase Agreement") (together, the "Purchase Agreements") and the holders of such shares as an "Investor" and parties hereto upon the execution of this Agreement by the additional purchasers of Series A Preferred Stock and Series B Preferred Stock pursuant to the Purchase Agreements.

                                    RECITALS

        WHEREAS, the Company has sold and issued Two Hundred Forty Five Thousand (245,000) shares of its Series A Preferred Stock and a convertible note in the principal amount of $755,000 (the "Series A Note") pursuant to the Series A Purchase Agreement dated June 30, 1997;

        WHEREAS, the Company proposes to sell and issue up to Two Million Four Hundred Thousand (2,400,000) shares of its Series B Preferred Stock pursuant to the Series B Purchase Agreement of even date herewith; and

        WHEREAS, as a condition of entering into the Purchase Agreements, the Investors have requested that the Company extend to them registration rights, information rights and other rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreements, the parties mutually agree as follows:

SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.


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               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

               "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SERIES A INVESTOR" means an Investor that has purchased Series A Preferred Stock pursuant to the Series A Purchase Agreement.


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               "SHARES" shall mean the Company's Series A Preferred Stock and
Series B Preferred Stock issued pursuant to the Purchase Agreements and issuable pursuant to the Notes and held by the Investors and its permitted assigns.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                      (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE AACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that

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the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,500,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i) prior to the earlier of the fourth anniversary of the date of the Series A Purchase Agreement or the Company's Initial Offering; or

                      (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or


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                      (iii)  during the period starting with the date of filing
of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                      (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days in which case the Company shall use its best efforts to make its Initial Offering within such period.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

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The Registration Expenses of such withdrawn registration shall be borne by the
Company in accordance with Section 2.5 hereof.

        2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $250,000, or

                      (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

                      (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

        2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of

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such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or
Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section
2.4 to a demand registration.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through

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underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

        2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect six (6) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

        2.8    DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Holder.

               (c)    Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e)    The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement, and (C) such transferee must not be a person or entity deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company.

        2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article II, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

        2.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                      (i) such agreement shall apply only to the Company's Initial Offering; and

                      (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

        3.1    BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) Within 45 days of this Agreement, the Company will engage independent public accountants of national standing to assist in the preparation of the Company's books and records of account in accordance with generally accepted accounting principles.

               (b) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (c) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish the Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (d) The Company will furnish the Investors, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (e) So long as the Investors (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), the Company will furnish the Investors at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto) through such Investors= representative on the Company's Board of Directors or in such other manner as the Company and the Investor shall mutually agree.

        3.2 INSPECTION RIGHTS. So long as the Investors (with its affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), such Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3 CONFIDENTIALITY OF RECORDS. Investors agree to use, and to use their best efforts to insure that its authorized representatives use, the same degree of care as Investors use to protect their own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Investors may disclose such proprietary or confidential information to any partner, subsidiary or parent of Investors for the purpose of evaluating their investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

        3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Purchase Agreement.

        3.6    BOARD OF DIRECTORS.

               (a) From the date hereof and until the second anniversary of the date of this Agreement and as long as the Series A Investors (together with their Affiliates) own at least Fifteen Percent (15%) of the outstanding capital stock (on an as-converted basis) of the Company, the Company shall use its best efforts to cause and maintain the election to the Board of Directors of two (2) designees of the Series A Investors as the Series A Preferred Stock representatives as provided for in Article III, Section 2(c) of the Company's Restated Certificate of Incorporation.

               (b) After the second anniversary of the date of this Agreement, the Company shall use its best efforts to cause and maintain the election to the Board of Directors of the greater of: (i) one (1) designee of the Series A Investors or (ii) the number of designees rounded to the next greater whole number such that the number of Series A Investor designees on the Board of Directors shall, at any given time, be proportional to the percentage of the outstanding capital stock (on an as-converted basis) held by the Investor. Such designees shall be the Series A Preferred Stock representatives provided for in Article III, Section 2(c) of the Company's Restated Certificate of Incorporation. Notwithstanding the foregoing, this section 3.6(b) shall be subject to the Standstill Provision in section 4.1 of this Agreement.

        3.7 OFFICER COMPENSATION. From the date hereof and until the second anniversary of the date of this Agreement, all salaries of officers of the Company shall be unanimously approved by the Board of Directors of the Company. After the second anniversary of the date of this Agreement, all salaries of officers of the Company shall be approved by a majority of the Board of Directors of the Company or a Compensation Committee designated by the Board of Directors (which committee shall include at least one of Investor's Board designees as a member).

        3.8 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to the Investor on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4. INVESTOR COVENANTS

        4.1 STANDSTILL PROVISION. Tripos shall not convert the Series A Note and/or exercise its right of first refusal under Section 5 of this Agreement such that Tripos' ownership, at any given time, of the outstanding capital stock of the Company (on an as-converted basis) after such conversion and/or exercise exceeds thirty percent (30%) of the outstanding capital stock of the Company (on an as-converted basis) (the A30% Limitation"). Notwithstanding the foregoing, the 30% Limitation shall not apply under any of the following circumstances: (i) the issuance or proposed issuance by the Company in a single transaction, or series of related transactions, to a single person, or group of related persons, of shares of capital stock representing, in the aggregate, more than twenty-five percent (25%) of the Company's outstanding capital stock (on an as-converted basis) following such issuance or issuances; (ii) the transfer or proposed transfer to a single person, or group of related persons, by a Company stockholder, or group of stockholders acting in concert, in a single transaction, or series of related transactions, of their shares of capital stock of the Company representing, in the aggregate, more than twenty-five percent (25%) of the Company's outstanding capital stock (on an as-converted basis);
(iii) upon the occurrence of an Event of Default as defined in the Series A Note; (iv) failure of the Company to meet the milestones set forth in the Annual Business Plan; (v) failure to obtain additional equity financing from third party investors of at least One Million Dollars ($1,000,000) within twelve (12) months of the date of Series A Purchase Agreement on terms no more favorable than the terms granted to the holders of Series A Preferred Stock; and failure to effect the Initial Offering within four (4) years of the date of the Series A Purchase Agreement.

        4.2    TERMINATION OF COVENANTS. The covenants of Tripos contained in
Section 4.1 of this Agreement shall expire and terminate on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 5. RIGHTS OF FIRST REFUSAL.

        5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
5.6 hereof. An Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right. Notwithstanding the foregoing, the Investor's right of first refusal pursuant to this Section 5 shall be subject to the Standstill Provisions of Section 4.1 of this Agreement.

        5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        5.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. The Investor shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If an Investor fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investor's in the manner provided above.

        5.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering.

        5.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of the Investor's rights under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        5.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 5 shall have no application to any of the following Equity
Securities:

               (a) up to an aggregate amount of 150,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (d) shares of Common Stock issued upon conversion of the Shares;

               (e) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

               (f) shares of Series A Preferred Stock issued upon conversion of the Series A Note; and

               (g) shares of Equity Securities issued in connection with a strategic alliance with a pharmaceutical or biotechnology company approved unanimously by the board of directors of the Company.

SECTION 6. MISCELLANEOUS.

        6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Series A Purchase Agreement and the other documents delivered pursuant thereto and the Series B Purchase Agreement and the other documents delivered thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.6    AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

        6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        6.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

        AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated September 21, 1998 ("Amendment No. 1"), by and among ARENA PHARMACEUTICALS, INC., a Delaware Corporation (the "Company") and each of the persons set forth on the Schedule of Investors (the "Investors") attached as Schedule "A" to the Amended and Restated Investor Rights Agreement, dated November 26, 1997 (the "Agreement").

                                    PREAMBLE

        WHEREAS, the Company and the Investors have entered into the Agreement, pursuant to which the Company has extended to the Investors registration rights, information rights and certain other rights;

        WHEREAS, Paragraph 6.6 of the Agreement provides that the Agreement may be amended or modified upon the written consent of the Company and the holders of at least sixty-six and two-thirds (66 2/3%) of the Series A Preferred Stock, the Series B Preferred Stock, and the convertible note in the principal amount of $755,000 in favor of Tripos, Inc.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The Agreement Remains in Full Force and Effect. Except as expressly modified by this Amendment No. 1, no other changes to the Agreement are being made and all provisions of the Agreement shall remain in full force and effect.

        2. Amendments to the Agreement. Section 5 of the Agreement is hereby amended as follows:

               A.     By ADDING to Paragraph 1.1 of Section 1 the following:

               ""BUSINESS DAY" shall mean a day other than a Saturday, a Sunday or a day on which banking institutions in San Diego, California are not required to be open."

               B. By DELETING the second sentence of Paragraph 5.2 and SUBSTITUTING therefor:

               "The Investor shall have ten (10) Business Days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities, or a portion thereof, for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased."

               C.     By DELETING the first sentence of Paragraph 5.3.

        3. Counterparts; Effective Date. This Amendment No. 1 may be executed in counterparts and shall be effective on such date as the Company has received the executed consent of sixty-six and two-thirds percent (66 2/3%) or more of the Investors.

        IN WITNESS WHEREOF, Investor hereby consents to, adopts and agrees to the provisions contained in this Amendment No. 1 and the Company has caused this Amendment No. 1 to be duly executed and delivered.

                                 AMENDMENT NO. 2
                           TO THE AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


        This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is dated December 30, 1998 ("Amendment No. 2"), by and among ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and each of the persons set forth on the Schedule of Investors (the "Investors") attached as Schedule "A" hereto. Amendment No.2 amends the Amended and Restated Investor Rights Agreement, dated November 26, 1997, as amended by Amendment No. 1 dated September 21, 1998 (the "Agreement").

                                    PREAMBLE

        WHEREAS, the Company and the Investors have entered into the Agreement, pursuant to which the Company has extended to the Investors registration rights, information rights and certain other rights;

        WHEREAS, Paragraph 6.6 of the Agreement provides that the Agreement may be amended or modified upon the written consent of the Company and the holders of at least sixty-six and two-thirds (66 2/3%) of the Registrable Securities (as defined in the Agreement).

        WHEREAS, Company and the Investors wish to (i) clarify and amend certain of their rights and (ii) add holders of the Company's Series C Preferred Stock to become parties to the Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The Agreements Remains in Full Force and Effect. Except as expressly modified by this Amendment No. 2, no other changes are being made to the Agreement and the Agreement shall remain in full force and effect.

        2. Amendment to the Agreement. The Agreement is hereby amended as follows:

               A. By ADDING a reference to the Series C Subscription Agreements to the preamble so that the definition of "Purchase Agreements" will include these subscription agreements, and ADDING the words "Series C Preferred Stock" to the definition of "Shares" in Section 1.1.

               B. By DELETING the second sentence of Paragraph 5.2 and SUBSTITUTING therefor:

               "The Investor shall have five (5) Business Days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities, or a portion thereof, for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased."

               C. By DELETING "150,000 shares" in sub-paragraph 5.6(a) and SUBSTITUTING therefor "1,500,000 shares".

               D. By DELETING the words "shares of" in sub-paragraph 5.6(g) and substituting therefore the word "any".

               E. By DELETING the words "Except as otherwise provided herein," in Sections 6.6(a) and (b).

        3. Counterparts. This Amendment No. 2 may be executed in counterparts.

        IN WITNESS WHEREOF, Investor hereby consents to, adopts and agrees to the provisions contained in this Amendment No. 2 and the Company has caused this Amendment No. 2 to be duly executed and delivered.

                   AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


        This AMENDMENT NO. 3 TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is dated January 13, 1999 ("Amendment No. 3"), by and among ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and each of the persons set forth on the Schedule of Investors (the "Investors") attached as Schedule "A" hereto. Amendment No.3 amends the Amended and Restated Investor Rights Agreement, dated November 26, 1997, as amended by Amendment No. 1 dated September 21, 1998 and Amendment No. 2 dated December 30, 1998 (the "Agreement").

                                    PREAMBLE

        WHEREAS, the Company and the Investors have entered into the Agreement, pursuant to which the Company has extended to the Investors registration rights, information rights and certain other rights.

        WHEREAS, the Company proposes to offer and sell up to 4,871,060 shares of its Series D Preferred Stock (the "Series D Preferred Stock," and purchasers of the Series D Preferred Stock referred to herein as the "Series D Investors"), and pursuant to the terms of the purchase agreement under which the Series D Investors will purchase the Series D Preferred Stock, the Company proposes to grant registration and certain other rights to the Series D Investors.

        WHEREAS, Paragraph 6.6 of the Agreement provides that the Agreement may be amended or modified upon the written consent of the Company and the holders of at least sixty-six and two-thirds (66 2/3) of the Registrable Securities (as defined in the Agreement).

        WHEREAS, as a condition to their purchase of the Series D Preferred Stock, the Series D Investors have requested that the Investors amend certain of the registration rights previously granted to them in the Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The Agreements Remains in Full Force and Effect. Except as expressly modified by this Amendment No. 3, no other changes are being made to the Agreement and the Agreement shall remain in full force and effect.

        2. Effective Date of Amendment. This Amendment No. 3 will be effective simultaneously with and not prior to the closing of the sale of the Series D Preferred Stock to the Series D Investors.

        3. Amendment to the Agreement. The Agreement is hereby amended as follows:

               A.     By ADDING the following definitions to Section 1.1 of the
Agreement:

               "COMBINED HOLDERS" means the Holders together with the Series D Holders; any Holder or Series D Holder may also be referred to as a `Combined Holder.'

               "COMBINED REGISTRABLE SECURITIEs' means the Registrable Securities together with the Series D Registrable Securities; any Registrable Security or Series D Registrable Security may also be referred to as a `Combined Registrable Security.'

               `SERIES D HOLDER' means any person owning of record Series D Registrable Securities that have not been sold to the public or any assignee of record of such Series D Registrable Securities in accordance with Section 2.10 hereof.

               `SERIES D INVESTORS' means the purchasers of Series D Shares.

               `SERIES D PURCHASE AGREEMENT' means the purchase agreement for the purchase and sale of the Series D Preferred Stock among the Company and the investors party thereto.

               `SERIES D REGISTRABLE SECURITIES' means (a) Common Stock of the Company issued or issuable upon conversion of the Series D Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Series D Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               `SERIES D SHARES' means the Company's Series D Preferred Stock issued pursuant to the Series D Purchase Agreement and held by the Series D Investors and their permitted assigns."

               B. By DELETING Section 2.2(a) in its entirety and SUBSTITUTING therefor:

               "Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Combined Holders of more than sixty-six and two-thirds percent (66 2/3%) of the Combined Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Combined Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Combined Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Combined Registrable Securities that the Combined Holders request to be registered."

               C. BY SUBSTITUTING "COMBINED REGISTRABLE SECURITIES" FOR "REGISTRABLE SECURITIES," AND "COMBINED HOLDER" FOR "HOLDER" (BUT NOT `INITIATING HOLDER')" WHEREVER SUCH TERMS APPEAR IN SECTION 2.2(b).

               D.     By SUBSTITUTING "Combined Holders" for "Holders" in
Section 2.2(c)(iv).

               E. By DELETING the first sentence of Section 2.3 and SUBSTITUTING therefor:

               "The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior tot any filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary offerings of equity securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registration Securities held by such Holder."

               F. By DELETING the fourth sentence of Section 2.3 (a) and SUBSTITUTING therefor:

               "Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Series D Holders on a pro rata basis based on the total number of Series D Registrable Securities held by the Series D Holders; third, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any stockholder of the Company (other than a Holder or a Series D Holder) on a pro rata basis."

               G.     By INSERTING at the end of the first sentence of Section
2.11:

               ", provided, however, that Section 2.3 of this Agreement may not be amended without the separate written consent of holders of sixty-six and two-thirds percent (66

               2/3%) of the Series D Registrable Securities then outstanding."

               H.     By INSERTING the following as the second sentence of
Section 6.6(a):

               "Notwithstanding the foregoing sentence, Section 2.3 of this Agreement may be amended only with the separate written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the Series D Registrable Securities then outstanding."

               I.     By INSERTING the following as the second sentence of
Section 6.6(b):

               "Notwithstanding the foregoing sentence, the obligations of the Company and the rights of the Holders under Section 2.3 of this Agreement may be waived only with the separate written consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the Series D Registrable Securities then outstanding."

        4. Counterparts and Fax Signatures. This Amendment No. 3 may be executed in counterparts and fax signatures shall be construed as if original signatures.

        IN WITNESS WHEREOF, Investor hereby consents to, adopts and agrees to the provisions contained in this Amendment No. 3 and the Company has caused this Amendment No. 3 to be duly executed and delivered.

                                 AMENDMENT NO. 4
                           TO THE AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


        This AMENDMENT NO. 4 TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT is dated _______ __, 2000 ("Amendment No. 4"), by and among ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and each of the persons set forth on the Schedule of Investors (the "Investors") attached as Schedule "A" hereto. Amendment No. 4 amends the Amended and Restated Investor Rights Agreement, dated November 26, 1997, as amended by Amendment No. 1 to the Amended and Restated Investor Rights Agreement dated September 21, 1998, and as further amended by Amendment No. 2 to the Amended and Restated Investor Rights Agreement, dated December 30, 1998 (the "Agreement").

                                    PREAMBLE

        WHEREAS, the Company and the Investors have entered into the Agreement, pursuant to which the Company has extended to the Investors certain registration rights, information rights and certain other rights;

        WHEREAS, the Company and the Investors have entered into that certain Amendment No. 2 to the Amended and Restated Investor Rights Agreement, dated December 30, 1998, pursuant to which the Company intended to grant certain rights to the holders of the Company's Series C Preferred Stock;

        WHEREAS, Paragraph 6.6 of the Agreement provides that the Agreement may be amended or modified upon the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined in the Agreement);

        WHEREAS, the Company and the Investors wish to clarify certain of the rights granted to the holders of the Company's Series C Preferred Stock pursuant to Amendment No. 2 to the Amended and Restated Investor Rights Agreement, dated December 30, 1998;

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Agreement Remains in Full Force and Effect. Except as expressly modified by this Amendment No. 4, no other changes are being made to the Agreement and the Agreement shall remain in full force and effect.

        2. Clarification of Amendment No. 2. The Agreement is hereby clarified, and to the extent required to effectuate such clarification, amended, as follows:

        The definition of "Investor" for purposes of Section 5 of the Agreement has not included, and shall not include, the holders of the Company's Series C Preferred Stock. For further clarification purposes, the holders of Series C Preferred Stock have not and hereafter shall not be entitled to the rights as set forth in Section 5 of the Agreement.

        3. Effective Date. The clarification, and to the extent required to effectuate such clarification, the amendment, to the Agreement set forth in
Section 2 hereof is dated effective as of December 30, 1998.

        4. Counterparts. This Amendment No. 4 may be executed in counterparts and by facsimile.

        IN WITNESS WHEREOF, the undersigned hereby consents to, adopts and agrees to the provisions contained in this Amendment No. 4 and the Company has caused this Amendment No. 4 to be duly executed and delivered.


                           ---------------------------

                           ARENA PHARMACEUTICALS INC.

                           SERIES D-E PREFERRED STOCK
                            INVESTOR RIGHTS AGREEMENT


        This SERIES D-E INVESTOR RIGHTS AGREEMENT (which shall amend and restate in its entirety the Series D Preferred Stock Investor Rights Agreement dated January 29, 1999 by and between ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and the holders of the Company's Series D Preferred Stock (the "Series D Holders") (the "Series D Investor Rights Agreement") is entered into this 28th day of January, 2000, by and between the Company, the Series D Holders and each of those persons, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as SCHEDULE A (such persons and entities are hereinafter collectively referred to as "Investors" and each individually as an "Investor").

                                    RECITALS

        WHEREAS, the Company proposes to sell and issue up to Two Million (2,000,000) shares of its Series E Preferred Stock (the "Series E Preferred Stock") pursuant to that certain Series E Purchase Agreement dated January 28, 2000 ("Series E Purchase Agreement"); and

        WHEREAS, the Company has previously entered into a Series D Preferred Stock Investor Rights Agreement dated January 29, 1999 (the "Series D Investor Rights Agreement") with the Series D Holders, extending to the Series D Holders registration rights, information rights and other rights, as set forth in the Series D Investor Rights Agreement; and

        WHEREAS, as a condition of entering into the Series E Purchase Agreement, the Investors have requested that the Company extend to them registration rights, information rights and other rights which are equal to the rights given the Series D Holders in the Series D Investor Rights Agreement; and

        WHEREAS, the Company and the Series D Holders desire hereby to amend and restate the Series D Investor Rights Agreement in its entirety and add the Investors;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                               SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions in San Diego, California are not required to be open.

               "COMBINED HOLDERS" means the Series D-E Holders together with the Series A-B-C Holders; any Series D-E Holder or Series A-B-C Holder may also be referred to as a "Combined Holder."

               "COMBINED REGISTRABLE SECURITIES" means the Registrable Securities together with the Series A-B-C Registrable Securities; any Registrable Security or Series A-B-C Registrable Security may also be referred to as a "Combined Registrable Security."

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

               "PREFERRED STOCK" means the Series D-E Shares together with the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               "QUALIFIED PUBLIC OFFERING" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the Company in which the per share price is (i) at least $13.96 per share, and (ii) the gross cash proceeds to the Company are at least $20 million.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series D-E Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (a). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to collectively exceed Fifteen Thousand Dollars ($15,000) of special counsel for the Series D Holders and Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "RULE 144" means Rule 144 of the Securities Act.

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SERIES A-B-C HOLDER" means any person owning of record Series A-B-C Registrable Securities that have not been sold to the public or any assignee of record of such Series A-B-C Registrable Securities.

               "SERIES A-B-C INVESTORS" means the purchasers of Series A-B-C Shares.

               "SERIES A-B-C REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series A-B-C Shares; and
(b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Series A-B-C Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "SERIES A-B-C SHARES" means the Company's Series A Preferred Stock, Series B

Preferred Stock and Series C Preferred Stock issued to the Series A-B-C Investors prior to the date hereof and held by the Series A-B-C Investors and their permitted assigns.

               "SERIES D-E HOLDER" means any person owning of record (a) Series D-E Shares or (b) Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with
Section 2.10 hereof.

               "SERIES D-E SHARES" shall mean (a) the Company's Series E Preferred Stock issued pursuant to the Purchase Agreement and held by the Investors and their permitted assigns and (b) the Company's Series D Preferred Stock issued to the Series D Holders prior to the date hereof and held by the Series D Holders and their permitted assigns.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    RESTRICTIONS ON TRANSFER.

               (a) Each Series D-E Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Series D-E Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Series D-E Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                      (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Series D-E Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Series D-E Holder's family member or trust for the benefit of an individual Series D-E Holder or family member of the Series D-E Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Series D-E Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Series D-E Holder thereof if the Series D-E Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    DEMAND REGISTRATION.

               (a) (i) Subject to the conditions of this Section 2.2, if, prior to June 30, 2001, the Company shall receive a written request from the Series D-E Holders of more than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding (the "Initiating Series D-E Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Series D-E Holders, and subject to the limitations of this
Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Series D-E Holders request to be registered.

                      (ii) If the Initiating Series D-E Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2(a) or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in
Section 2.2(a)(i) or Section 2.4(a), as applicable. In such event, the right of any Series D-E Holder to include its Registrable Securities in such registration shall be conditioned upon such Series D-E Holder's participation in such underwriting and the inclusion of such Series D-E Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Series D-E Holders and such Series D-E Holder) to the extent provided herein. All Series

D-E Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Series D-E Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Series D-E Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Series D-E Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Series D-E Holders (including the Initiating Series D-E Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (b) (i) Subject to the conditions of this Section 2.2, if, on or after June 30, 2001, the Company shall receive a written request from the Combined Holders of more than sixty-six and two-thirds percent (66-2/3%) of the Combined Registrable Securities then outstanding (the "Initiating Combined Holders") that the Company file a registration statement under the Securities Act covering the registration of Combined Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Combined Holders, and subject to the limitations of this
Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Combined Registrable Securities that the Combined Holders request to be registered.

                      (ii) If the Initiating Combined Holders intend to distribute the Combined Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2(b) and the Company shall include such information in the written notice referred to in Section 2.2(b)(i). In such event, the right of any Combined Holder to include its Combined Registrable Securities in such registration shall be conditioned upon such Combined Holder's participation in such underwriting and the inclusion of such Combined Holder's Combined Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Combined Holders and such Combined Holder) to the extent provided herein. All Combined Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Combined Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2(b), if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Combined Registrable Securities) then the Company shall so advise all Combined Holders of Combined Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Combined Holders of such Combined Registrable Securities on a pro rata basis based on the number of Combined Registrable Securities held by all such Combined Holders (including the

Initiating Combined Holders). Any Combined Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i) prior to the earlier of January 29, 2001 or the Company's Initial Offering; or

                      (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                      (iii) during the period starting with the date of the initial filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                      (iv) if within thirty (30) days of receipt of a written request from the Initiating Series D-E Holders pursuant to Section 2.2. (a) or the Initiating Combined Holders pursuant to Section 2.2(b), as applicable, the Company gives notice to the Series D-E Holders or the Combined Holders, as applicable, of the Company's intention to make its Initial Offering within ninety (90) days in which case the Company shall use its best efforts to make its Initial Offering within such period.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Series D-E Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary equity offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Series D-E Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Series D-E Holder. Each Series D-E Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Series D-E Holder. If a Series D-E Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Series D-E Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Series D-E Holders of Registrable Securities. In such event, the right of any such Series D-E Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Series D-E Holder's participation in such underwriting and the inclusion of such Series D-E Holder's Registrable Securities in the underwriting to the extent provided herein. All Series D-E Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Series D-E Holders on a pro rata basis based on the total number of Registrable Securities held by the Series D-E Holders; third, to any Series A-B-C Holder on a pro rata basis; and fourth, to any stockholder of the Company (other than a Series D-E Holder or Series A-B-C Holder) on a pro rata basis. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Series D-E Holders without the written consent of holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Series D-E Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Series D-E Holder or Series D-E Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Series D-E Holder or Series D-E Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Series D-E Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Series D-E Holder's or Series D-E Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Series D-E Holder or Series D-E Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Series D-E Holders, or

                      (ii) if the Series D-E Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $250,000, or

                      (iii) if the Company has already effected four (4) registrations on Form S-3 for the Series D-E Holders pursuant to this Section 2.4, or

                      (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Series D-E Holders pursuant to this Section 2.4, or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Series D-E Holders.

        2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Series D-E Holders or Combined Holders, as the case may be, of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Series D-E Holders or Initiating Combined Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Series D-E Holders or Initiating Combined Holders were not aware at the time of such request or (b) the Series D-E Holders or Combined Holders holding sixty-six and two-thirds percent (66 2/3%) of Registrable Securities or Combined Registrable Securities, as the case may be, then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2 or
Section 2.4, as applicable, in which event such right shall be forfeited by all Series D-E Holders or all Combined Holders, as the case may be). If the Series D-E Holders or Combined Holders, as the case may be, are required to pay the Registration Expenses, such expenses shall be borne by the Series D-E Holders or Combined Holders, as the case may be, of securities (including Registrable Securities or Combined Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Series D-E Holders or Combined Holders, as the case may be, shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Series D-E Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Series D-E Holder or Series D-E Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Series D-E Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Series D-E Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Series D-E Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Series D-E Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of Series D-E Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Series D-E Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, addressed to the underwriters, if any, and to the Series D-E Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Series D-E Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Series D-E Holders requesting registration of Registrable Securities.

        2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect six (6) years after the date of the Company's Initial Offering. In addition, a Series D-E Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, and (b) all Registrable Securities held by and issuable to such Series D-E Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

        2.8    DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) Other than in the event of the Company's breach of its obligations under Section 2.3 hereof, no Series D-E Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Series D-E Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Series D-E Holder, the partners, officers, directors and legal counsel of each Series D-E Holder, any underwriter (as defined in the Securities Act) for such Series D-E Holder and each person, if any, who controls such Series D-E Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Series D-E Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Series D-E Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Series D-E Holder.

               (b) To the extent permitted by law, each Series D-E Holder will, if Registrable Securities held by such Series D-E Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Series D-E Holder selling securities under such registration statement or any of such other Series D-E Holder's partners, directors, officers and legal counsel or any person who controls such Series D-E Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Series D-E Holder, or partner, director, officer or controlling person of such other Series D-E Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Series D-E Holder under an instrument duly executed by such Series D-E Holder and stated to be specifically for use in connection with such registration; and each such

Series D-E Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Series D-E Holder, or partner, officer, director, legal counsel or controlling person of such other Series D-E Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Series D-E Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the proceeds from the offering received by such Series D-E Holder.

               (c)    Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Series D-E Holder hereunder exceed the proceeds from the offering received by such Series D-E Holder.

               (e) The obligations of the Company and Series D-E Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Series D-E Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Series D-E Holder, (b) is a Series D-E Holder's family member or trust for the benefit of an individual Series D-E Holder or family member of the Series D-E Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement, and (C) such transferee must not be a person or entity deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company.

        2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Series D-E Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Series D-E Holder and the Company. By acceptance of any benefits under this Article II, Series D-E Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Series D-E Holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, enter into any agreement with any Series D-E Holder or prospective Series D-E Holder of any securities of the Company that would grant such Series D-E Holder registration rights on a parity with or senior to those granted to the Series D-E Holders hereunder.

        2.13 "MARKET STAND-OFF" AGREEMENT. Each Series D-E Holder hereby agrees that such Series D-E Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Series D-E Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                      (i) such agreement shall apply only to the Company's Initial Offering; and

                      (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

Each Series D-E Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        2.14 RULE 144 REPORTING. With a view to making available to the Series D-E Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Series D-E Holder owns any Registrable Securities, furnish to such Series D-E Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Series D-E Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

        3.1    BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will keep engaged independent public accountants of national standing to assist in the preparation of the Company's books and records of account in accordance with generally accepted accounting principles.

               (b) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (c) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish the Series D-E Holder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (d) The Company will furnish the Series D-E Holders, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (e) The Company will furnish the Series D-E Holders, as soon as practicable after the end of each month, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (f) So long as the Series D-E Holders (with their affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), the Company will furnish the Series D-E Holders at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto) through such Series D-E Holders' representative on the Company's Board of Directors or in such other manner as the Company and the Series D-E Holders shall mutually agree.

        3.2 INSPECTION RIGHTS. So long as the Series D-E Holders (with their affiliates) shall own not less than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), a representative of the Series D-E Holders shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Company's Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3 CONFIDENTIALITY OF RECORDS. Each Series D-E Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Series D-E Holder uses to protect its own confidential information and to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Series D-E Holders may disclose such proprietary or confidential information to any partner, subsidiary or parent of Series D-E Holders for the purpose of evaluating their investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

        3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in keeping with its practice prior to the date hereof.

        3.6 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to the Series D-E Holder on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4. RIGHTS OF FIRST REFUSAL.

        4.1 SUBSEQUENT OFFERINGS. So long as any of the Series D Preferred Stock is outstanding, each Series D Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. So long as any of the Series E Preferred Stock is outstanding, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. A Series D Holder's or Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares of which such Series D Holder or Investor is deemed to be a holder immediately prior to the issuance of such Equity

Securities) to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Series D-E Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Series D-E Holder shall have five (5) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Series D-E Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. A Series D-E Holder shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If a Series D-E Holder fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Series D-E Holder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Series D-E Holder pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Series D-E Holders in the manner provided above.

        4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the consummation of a Qualified Public Offering.

        4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of the Series D-E Holders under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

               (a) up to an aggregate amount of 487,106 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors, and, upon reasonable justification by the Company, an additional 243,553 shares available to be issued under this Section 4.6(a) upon consent of the Series D-E Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, which consent shall not be unreasonably withheld;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (d) shares of Common Stock issued upon conversion of the Preferred Stock;

               (e) any Equity Securities that are issued by the Company pursuant to a Qualified Public Offering; and

               (f) shares of Equity Securities (not to exceed 5% of the Common Stock of the Company, determined on a fully diluted, as converted basis) issued in connection with a strategic alliance with a pharmaceutical or biotechnology company approved unanimously by the Company's Board of Directors.

SECTION 5. MISCELLANEOUS.

        5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within Massachusetts.

        5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Series D-E Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4 ENTIRE AGREEMENT. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        5.4 AUTHORIZATION TO ADD STOCKHOLDERS TO AGREEMENT. The President of the Company shall have the absolute right to amend this Agreement to add individuals or entities as Series D-E Holders, and to add such Series D-E Holder's names to the Schedule of Series D-E Holders attached hereto as Schedule A upon such Series D-E Holder executing a counterpart signature page of this Agreement.

        5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        5.6    AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and the Series D-E Holders who hold at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

               (b) The obligations of the Company and the rights of the Series D-E Holders under this Agreement may be waived only with the written consent of the Series D-E Holders who hold at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

        5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Series D-E Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Series D-E Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Series D-E Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Series D-E Holders, shall be cumulative and not alternative.

        5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        In Witness Whereof, the parties hereto have executed this SERIES D-E PREFERRED STOCK INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                 AMENDMENT NO. 1
                                     TO THE
                      SERIES D-E INVESTOR RIGHTS AGREEMENT

        This AMENDMENT NO. 1 to the Series D-E Investor Rights Agreement is dated as of ________ __, 2000 (the "Amendment") by and between Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company") and the holders of the Company's Series D Convertible Preferred Stock and the holders of the Company's Series E Convertible Preferred Stock (together, the "Series D-E Holders" and individually a "Holder").

        WHEREAS, the Company previously entered into the Series D-E Investor Rights Agreement, dated January 28, 2000 (the "Investor Rights Agreement") with the Series D-E Holders;

        WHEREAS, section 5.6(a) of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended or modified upon the written consent of the Company and holders of 66 2/3% of the Registrable Securities (as defined in the Investor Rights Agreement);

        WHEREAS, the parties desire to amend certain of the provisions of the Investor Rights Agreement;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. The Investor Rights Agreement Remains in Full Force and Effect. Except as expressly modified by this Amendment, no other changes are being made tot he Investor Rights Agreement and the Investor Rights Agreement shall remain in full force and effect.

        2. Amendment. The Investor Rights Agreement is hereby amended as follows:

               The number "487,106" found in the first line of Section 4.6(a) shall be deleted and replaced with the number "1,500,000."

        3. Effective Date and Waiver. This Amendment shall be effective as of the date of the Investor Rights Agreement. Accordingly, the Series D-E Holders hereby waive all rights of first refusal prior to the date of this Amendment and associated with the issuance by the Company of up to 1,500,000 shares of the Company's securities in the manner described in section 4.6(a) of the Investor Rights Agreement.

        4. Counterparts. This Amendment may be executed and delivered in counterparts and by facsimile.

        IN WITNESS WHEREOF, the Series D-E Holders hereby consent to, adopts and agrees to the provisions of this Amendment, and the Company has caused this Amendment to be duly executed and delivered.

                           ARENA PHARMACEUTICALS INC.

                            SERIES G PREFERRED STOCK
                            INVESTOR RIGHTS AGREEMENT


        This SERIES G INVESTOR RIGHTS AGREEMENT is entered into the Effective Date of the Series G Purchase Agreement by and between ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and each of those persons, severally and not jointly, whose names are set forth on the Schedule of Investors attached hereto as EXHIBIT A to the Series G Purchase Agreement (such persons and entities are hereinafter collectively referred to as "Investors" and each individually as an "Investor").

                                    RECITALS

        WHEREAS, the Company proposes to sell and issue up to Four Million (4,000,000) shares of its Series G Preferred Stock (the "Series G Preferred Stock") pursuant to that certain Series G Purchase Agreement dated as of the Effective Date ("Series G Purchase Agreement"); and

        WHEREAS, the Company has previously entered into a Series D-E Preferred Stock Investor Rights Agreement dated January 28, 2000 (the "Series D-E Investor Rights Agreement"), extending to the Series D-E Holders registration rights, information rights and other rights, as set forth in the Series D-E Investor Rights Agreement; and, the Company has previously entered into an Amended and Restated Investor Rights Agreement dated as of November 26, 1997, as amended (the "Investor Rights Agreement"), extending to the Series A-B-C Holders and the Series D Holders registration rights, information rights and other rights as set forth in the Investor Rights Agreement;

        WHEREAS, as a condition of entering into the Series G Purchase Agreement, the Investors have requested that the Company extend to them registration rights, information rights and other rights;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

                               SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions in San Diego, California are not required to be open.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

               "PREFERRED STOCK" means the Series G Preferred Stock, together with the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and any other series of preferred stock validly issued by the Company.

               "QUALIFIED PUBLIC OFFERING" means a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the Company in which the per share price is (i) at least $13.96 per share (as adjusted for stock splits, stock dividends, combinations or similar events), and (ii) the gross cash proceeds to the Company are at least $20 million.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series G Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in clause (a). Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to collectively exceed Fifteen Thousand Dollars ($15,000) of special counsel for the Series G Holders and Investors, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "RULE 144" means Rule 144 of the Securities Act.

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SERIES A-B-C HOLDER" means any person owning of record Series A-B-C Registrable Securities that have not been sold to the public or any assignee of record of such Series A-B-C Registrable Securities.

               "SERIES D-E HOLDER" means any person owning of record (a) Series D-E Shares or (b) Series D-E Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

               "SERIES G HOLDER" means any person owning of record (a) the Series G Shares or (b) Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities.

               "SERIES A-B-C REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series A-B-C Shares; and
(b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Series A-B-C Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "SERIES D-E REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Series D-E Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Series D-E Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "SERIES A-B-C SHARES" means the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued to the Series A-B-C Investors prior to the date hereof and held by the Series A-B-C Investors and their permitted assigns.

               "SERIES D-E SHARES" shall mean (a) the Company's Series E Preferred Stock issued pursuant to the Purchase Agreement and held by the Investors and their permitted assigns and (b) the Company's Series D Preferred Stock issued to the Series D Holders prior to the date hereof and held by the Series D Holders and their permitted assigns.

               "SERIES G SHARES" shall mean the Company's Series G Preferred Stock issued pursuant to the Series G Purchase Agreement and held by the Series G Holders and their permitted assigns.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    RESTRICTIONS ON TRANSFER.

               (a) Each Series G Holder agrees not to make any disposition of all or any portion of the Series G Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Series G Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Series G Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                      (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Series G Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Series G Holder's family member or trust for the benefit of an individual Series G Holder or family member of the Series G Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Series G Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Series G Holder thereof if the Series G Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    DEMAND REGISTRATION.

               (a) (i) Subject to the conditions of this Section 2.2, if, prior to June 30, 2001, the Company shall receive a written request from the Series G Holders of more than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding (the "Initiating Series G Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Series G Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable

Securities that the Series G Holders request to be registered.

                      (ii) If the Initiating Series G Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2(a) or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in
Section 2.2(a)(i) or Section 2.4(a), as applicable. In such event, the right of any Series G Holder to include its Registrable Securities in such registration shall be conditioned upon such Series G Holder's participation in such underwriting and the inclusion of such Series G Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Series G Holders and such Series G Holder) to the extent provided herein. All Series G Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Series G Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Series G Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated first, to the Series D-E Holders on a pro rata basis based on the total number of Series D-E Registrable Securities held by the Series D-E Holders; second, to any Series A-B-C Holder on a pro rata basis based on the total number of Series A-B-C Registrable Securities held by the Series A-B-C Holders; third, to the Series G Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Series G Holders; and fourth, to any stockholder of the Company (other than a Series D-E Holder, Series A-B-C Holder, or Series G Holder) on a pro rata basis. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i) prior to the earlier of January 29, 2001 or the Company's Initial Offering; or

                      (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                      (iii) during the period starting with the date of the initial filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                      (iv) if within thirty (30) days of receipt of a written request from the

Initiating Series G Holders pursuant to Section 2.2. the Company gives notice to the Series G Holders of the Company's intention to make its Initial Offering within ninety (90) days in which case the Company shall use its best efforts to make its Initial Offering within such period.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Series G Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of equity securities of the Company (including, but not limited to, registration statements relating to secondary equity offerings of securities of the Company, but excluding a Qualified Public Offering and registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities
Act) and will afford each such Series G Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Series G Holder. Each Series G Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Series G Holder. If a Series G Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Series G Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Series G Holders of Registrable Securities. In such event, the right of any such Series G Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Series G Holder's participation in such underwriting and the inclusion of such Series G Holder's Registrable Securities in the underwriting to the extent provided herein. All Series G Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Series D-E Holders on a pro rata basis based on the total number of Series D-E Registrable Securities held by the Series D-E Holders; third, to any Series A-B-C Holder on a pro rata basis based on the total number of Series A-B-C Registrable Securities held by the Series A-B-C Holders; and fourth, to any Series G Holder on a pro rata basis based on the total number of Series G Registrable Securities held by the Series G Holders; and fifth, to any stockholder of the Company (other than a Series D-E Holder, Series A-B-C Holder or Series G Holder) on a pro rata basis.

               (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness
of such registration whether or not any Series G Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Series G Holder or Series G Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Series G Holder or Series G Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Series G Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Series G Holder's or Series G Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Series G Holder or Series G Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Series G Holders, or

                      (ii) if the Series G Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $250,000, or

                      (iii) if the Company has already effected four (4) registrations on Form S-3 for the Series G Holders pursuant to this Section 2.4, or

                      (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Series G Holders pursuant to this Section 2.4, or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) If the registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, the Company shall so advise the Series G Holders of

Registrable Securities. In such event, the right of any such Series G Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Series G Holder's participation in such underwriting and the inclusion of such Series G Holder's Registrable Securities in the underwriting to the extent provided herein. All Series G Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Series D-E Holders on a pro rata basis based on the total number of Series D-E Registrable Securities held by the Series D-E Holders; second, to any Series A-B-C Holder on a pro rata basis based on the total number of Series A-B-C Registrable Securities held by the Series A-B-C Holders; third, to any Series G Holder on a pro rata basis based on the total number of Series G Registrable Securities held by the Series G Holders; and fifth, to any stockholder of the Company (other than a Series D-E Holder, Series A-B-C Holder or Series G Holder) on a pro rata basis.

               (d) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Series G Holders.

        2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Series G Holders, of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to
Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Series G Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Series G Holders were not aware at the time of such request or (b) the Series G Holders holding sixty-six and two-thirds percent (66 2/3%) of Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Series G Holders. If the Series G Holders are required to pay the Registration Expenses, such expenses shall be borne by the Series G Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Series G Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such

Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Series G Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Series G Holder or Series G Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Series G Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Series G Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Series G Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Series G Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of Series G Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Series G Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, addressed to the underwriters, if any, and to the Series G Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Series G Holders holding sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities requested to be included in the registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Series G Holders requesting registration of Registrable Securities.

        2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect six (6) years after the date of the Company's Initial Offering. In addition, a Series G Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, and (b) all Registrable Securities held by and issuable to such Series G Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

        2.8    DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) Other than in the event of the Company's breach of its obligations under Section 2.3 hereof, no Series G Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Series G Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Series G Holder, the partners, officers, directors and legal counsel of each Series G Holder, any underwriter (as defined in the Securities Act) for such Series G Holder and each person, if any, who controls such Series G Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Series G Holder, partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Series G Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Series G Holder.

               (b) To the extent permitted by law, each Series G Holder will, if Registrable Securities held by such Series G Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Series G Holder selling securities under such registration statement or any of such other Series G Holder's partners, directors, officers and legal counsel or any person who controls such Series G Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Series G Holder, or partner, director, officer or controlling person of such other Series G Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Series G Holder under an instrument duly executed by such Series G Holder and stated to be specifically for use in connection with such registration; and each such Series G Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Series G Holder, or partner, officer, director, legal counsel or controlling person of such other Series G Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Series G Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 2.9 exceed the proceeds from the offering received by such Series G Holder.

               (c)    Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Series G Holder hereunder exceed the proceeds from the offering received by such Series G Holder.

               (e) The obligations of the Company and Series G Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Series G Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Series G Holder, (b) is a Series G Holder's family member or trust for the benefit of an individual Series G Holder or family member of the Series G Holder, or (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within twenty (20) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement, and (C) such transferee must not be a person or entity deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company.

        2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Series G Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Series G Holder and the Company. By acceptance of any benefits under this Article II, Series G Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12 "MARKET STAND-OFF" AGREEMENT. Each Series G Holder hereby agrees that such Series G Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Series G Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that such agreement shall apply only to the Company's Initial Offering and Qualified Public Offering.

        Each Series G Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        2.13 RULE 144 REPORTING. With a view to making available to the Series G Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

               (c) So long as a Series G Holder owns any Registrable Securities, furnish to such Series G Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Series G Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

        3.1    BASIC FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will keep engaged independent public accountants of national standing to assist in the preparation of the Company's books and records of account in accordance with generally accepted accounting principles.

               (b) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (c) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish the Series G Holder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (d) The Company will furnish the Series G Holders, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (e) The Company will furnish the Series G Holders, as soon as practicable after the end of each month, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have to be made

        3.2 INSPECTION RIGHTS. So long as the Series G Holders shall own not less than one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations), a representative of the Series G Holders shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Company's Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3 CONFIDENTIALITY OF RECORDS. Each Series G Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Series G Holder uses to protect its own confidential information and to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Series G Holders may disclose such proprietary or confidential information to any partner, subsidiary or parent of Series G Holders for the purpose of evaluating their investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

        3.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.5 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in keeping with its practice prior to the date hereof.

        3.6 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to the Series G Holder on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4. RIGHTS OF FIRST REFUSAL.

        4.1 SUBSEQUENT OFFERINGS. So long as any of the Series G Preferred Stock is outstanding, each Series G Holder shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. A Series G Holder's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares of which such Series G Holder is deemed to be a holder immediately prior to the issuance of such Equity Securities) to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Series G Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Series G Holder shall have five (5) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Series G Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If a Series G Holder fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Series G Holder's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Series G Holder pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Series G Holders in the manner provided above.

        4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the consummation of a Qualified Public Offering.

        4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of the Series G Holders under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

               (a) up to an aggregate amount of 400,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or issuable to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors, and upon reasonable justification by the Company, an additional 200,000 shares available to be issued under this Section 4.6(a) upon consent of the Board of Directors of the Company;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (c) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (d) shares of Common Stock issued upon conversion of the Preferred Stock;

               (e) any Equity Securities that are issued by the Company pursuant to a Qualified Public Offering; and

               (f) shares of Equity Securities (not to exceed 5% of the Common Stock of the Company, determined on a fully diluted, as converted basis) issued in connection with a strategic alliance with a pharmaceutical or biotechnology company approved unanimously by the Company's Board of Directors.

SECTION 5. MISCELLANEOUS.

        5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Series G Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4 ENTIRE AGREEMENT. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        5.4 AUTHORIZATION TO ADD STOCKHOLDERS TO AGREEMENT. The President of the Company shall have the absolute right to amend this Agreement to add individuals or entities as Series G Holders, and to add such Series G Holder's names to the Schedule of Series G Holders attached hereto as Schedule A upon such Series G Holder executing a counterpart signature page of this Agreement.

        5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        5.6    AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and the Series G Holders who hold at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

               (b) The obligations of the Company and the rights of the Series G Holders under this Agreement may be waived only with the written consent of the Series G Holders who hold at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding.

        5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Series G Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Series G Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Series G Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Series G Holders, shall be cumulative and not alternative.

        5.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.9 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        In Witness Whereof, the parties hereto have executed this SERIES G PREFERRED STOCK INVESTOR RIGHTS AGREEMENT as of the Effective Date.